Exhibit 10(aj)

                               LICENSE AGREEMENT

License Agreement, dated as of January 6, 2003, between NCT Group, Inc., a Delaware corporation ("Licensor"), and Stopnoise, Inc., a New Jersey corporation ("Licensee").

WHEREAS, Licensor is engaged in the development of technologies and is the owner of certain United States and foreign patents and copyrights covering various aspects of such technologies that both parties believe can be applied to products manufactured and sold by Licensee; and

WHEREAS, Licensee is engaged in the design, development, manufacture and marketing of noise canceling sound barriers;

WHEREAS, Licensee desires to obtain a license from Licensor to make, use, develop and sell products incorporating certain of Licensor's technologies, as more fully described herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.  DEFINITIONS
As used herein, the terms described below have the following meanings:

1.1 "Affiliate" shall mean any legal entity which directly or indirectly, is controlled by, is in control of, or under common control with the legal entity with reference to which the term "Affiliate" is used.

1.2 "Confidential Information" shall mean the information described in Article 5 hereof.

1.3 "Deliverables" shall mean the models, specifications, codes and other documentation and materials described on Schedule 1.3 hereto to be delivered by Licensor to Licensee as described in Section 4.2 of this Agreement.

1.4 "Improvement" shall mean any improvement, further invention, enhancement, derivative product, technology, software, firmware, mask work, trade secret, Know-how, patent, patent application or other intellectual property making use of, extending, based upon or relating to (a) Licensor Technology ("Licensor Improvements") or (b) Licensee Technology ("Licensee Improvements"); provided however, that no Sponsor Technology shall be deemed an Improvement.

1.5 "Know-how", in general, will have its usual and accepted meaning, that is, inter alia, all factual knowledge and information not capable of precise, separate description but that, in an accumulated form, after being acquired as the result of trial and error, gives to the one acquiring it an ability to produce and market something that one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success.

1.6 "Licensed Patents" shall mean all those patents relating to the Licensor Technology owned by Licensor and listed on Schedule 1.6 hereto together with those patents issued under patent applications filed or to be filed relating to the Licensor Technology and also listed on Schedule 1.6 hereto, including any continuations, continuations-in-part, divisions, extensions, reissues, re-examinations and renewals of any of the foregoing.

1.7 "Licensed Product" shall mean a specific Licensee Product embodying or employing all or part of the Licensed Patents and/or the Licensed Technology.

1.8 "Licensed Technology" shall mean that unpatented technology relating to the Licensor Technology described on Schedule 1.8 hereto.

1.9 "Licensee Products" shall mean Licensee-developed proprietary Active Sound Barriers.

1.10 "Licensee Technology" shall mean all existing and future technology, other than Sponsor Technology, relating to the design, development, manufacture and assembly of Licensee Products, now or hereinafter owned or licensed by or to Licensee or its Affiliates, including without limitation all
     Know-how, trade secrets, methods, operating techniques, processes, software, materials, technical data, engineering information, formulas, specifications, drawings, machinery and apparatus, patents, patent applications, copyrights and other intellectual property relating thereto.

1.11 "Licensor Technology" shall mean all existing and future technology, other than Sponsor Technology, relating to the attenuation, isolation, control and/or cancellation of noise and/or vibration and/or signals, now or hereinafter owned or licensed by or to Licensor or its Affiliates, including but not limited to all Know-how, trade secrets, methods, operating techniques, processes, software, materials, technical data, engineering information, formulas, specifications, drawings, machinery and apparatus, patents, patent applications, copyrights and other intellectual property relating thereto.

1.12 "Licensor Technology License" shall mean the license to the Licensed Patents and the Licensed Technology granted by Licensor to Licensee under
     Article 2 of this Agreement.

1.13 "Market" shall mean the world.

1.14 "Sponsor Technology" shall mean, with respect to a party hereto, (a) all existing and future technology owned by or licensed to a party or its Affiliates that, by virtue of contract restrictions binding on such party, cannot be disclosed or transferred to the other party on the same terms and conditions as Licensor Technology or Licensee Technology, as the case may be, and (b) all existing and future technology that results from the combination of such party's technology and a third party's technology and that by virtue of contract restrictions binding on such party cannot be disclosed or transferred to the other party on the same terms and conditions as Licensor Technology or Licensee Technology, as the case may be.

1.15 "Technical Information" shall mean technical, design, engineering, and manufacturing information and data pertaining to the design, manufacture, commercial production and distribution of Licensed Products in the form of designs, prints, plans, material lists, drawings, specifications, instructions, reports, records, manuals, other written materials, computer programs and software and other forms or media relating thereto.

ARTICLE 2.  LICENSES

2.1 Licensor Technology License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license to make, have made, use, distribute, sell and have sold Licensed Products that incorporate or embody, or are covered or claimed by, or are based on one or more of, the Licensed Patents and/or Licensed Technology.

2.2 Limitations. The Licensor Technology License shall be limited to the manufacture, use, distribution and sale of Licensed Products in the Market that practice, claim or contain the Licensed Patents and/or the Licensed Technology.

2.3 Sublicensing and Assignment. The rights and licenses granted hereunder may not be sublicensed, conveyed, assigned or otherwise transferred by Licensee to any third party without Licensor's prior written consent in each instance. Licensee may have Licensed Products manufactured for it by others only after obtaining Licensor's prior written consent thereto and only under nondisclosure agreements implemented in accordance with Articles 4 and 5 hereof.

2.4 Acceptance. Licensee hereby (a) accepts the rights under the Licensor Technology License granted to it by Licensor under this Article 2 and (b) acknowledges that the rights granted to Licensee hereunder are exclusive and limited to the manufacture, use, distribution and sale of Licensed Products in the Market subject to the limitations set forth herein.

2.5 Patent and Copyright Notices. Licensee shall mark each Licensed Product sold, leased, distributed or otherwise transferred, and shall cause all licenses, contracts and agreements with other parties for the sale, lease, distribution, use or other disposition of Licensed Products to contain a provision requiring (if feasible in Licensee's reasonable opinion) such other parties to mark each Licensed Product, with a suitable legend identifying the Licensed Patents and Licensed Technology with the appropriate patent or copyright notice, as the case may be. If, in Licensee's reasonable opinion, the Licensed Product is too small to have a legend placed on it, Licensee will use all reasonable efforts to have a legend placed on the packaging for the Licensed Product or some other location of like visibility.

2.6 Product Marking. Licensee shall prominently mark each Licensed Product sold, leased, distributed or otherwise transferred, and shall cause all licenses, contracts and agreements with other parties for the sale, lease, distribution, use or other disposition of Licensed Products to contain a provision requiring (if feasible in Licensee's reasonable opinion) such other parties prominently to mark each Licensed Product, with a suitable legend identifying the Licensed Product as being a product that incorporates Licensor Technology and including the words "NCT Group, Inc." If, in Licensee's reasonable opinion, the Licensed Product is too small to have such a legend placed on it, Licensee will use all reasonable efforts to have such a legend placed on the packaging for the Licensed Product or some other location of like visibility.

ARTICLE 3.  FEES AND ROYALTIES

3.1 Fees. Licensee agrees to completely fund the development by Licensor of Active Sound Barrier products derived from Licensed Patents and/or Licensed Technology as a non-refundable license fee. Such development fees shall be payable within 30 days of Licensee's receipt of Licensor's invoice therefor.

3.2 Unit Royalties. Licensee shall pay Licensor a royalty with respect to each Licensed Product unit ("Unit," which term, for purposes of royalty calculations, shall not include prototypes or engineering samples furnished without consideration to unaffiliated customers) sold, leased, distributed or otherwise transferred by Licensee or any sublicensee permitted under
     Section 2.3 hereof of 5% (five percent) of the gross revenues generated by the Licensed Technology.

3.2 Payment. Unit royalties shall be paid to Licensor within 45 days of the end of each calendar quarter and otherwise as provided in Article 7 hereof.

ARTICLE 4.  DISCLOSURE OF INFORMATION, DATA AND KNOW-HOW

4.1 Disclosure. The parties shall disclose to each other such appropriate Technical Information as may be reasonably required to accomplish the purposes of this Agreement. Neither party, however, shall be obligated to disclose information, the disclosure of which has been restricted by a third party.

4.2 Deliverables. Licensor shall deliver the Deliverables to Licensee in accordance with the delivery dates set forth on Schedule 1.3 hereto.

4.3 Treatment. All disclosed Technical Information that is Confidential Information (as defined in Article 5 hereof) shall be kept confidential by the receiving party in accordance with the further provisions of Article 5 and shall remain the property of the disclosing party.

ARTICLE 5.  CONFIDENTIALITY

5.1 Definition. Each party possesses and will continue to possess confidential information relating to its business and technology that has substantial commercial and scientific value in the business in which it is engaged ("Confidential Information"). Subject to Section 5.4 hereof, Confidential Information includes but is not limited to Deliverables, Technical Information, Know-how, trade secrets, processes, formulas, data, discoveries, developments, designs, improvements, inventions, techniques, samples, models, prototypes, drawings, specifications, formulas, algorithms, operating techniques, processes, technical information, information relating to research or investigations, marketing plans, strategies, forecasts, new products, products in development, software, software documentation, financial statements, budgets, projections, licenses, prices, costs, customer lists, supplier lists and any other material marked "Confidential Information," "Proprietary Information" or in some other reasonable manner to indicate it is confidential, in each instance whether given in writing, orally, visually or in electronic or other form. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked as herein provided within ten days after such oral or visual disclosure.

5.2 Treatment. Each party shall, during the term of this Agreement and for a period of five years thereafter, hold in confidence and not disclose to third parties, except as specifically permitted under this Section 5.2 and
     Section 5.4 hereof, all Confidential Information of the other party disclosed directly or indirectly to it by the other party. Each party shall take the following minimum safeguards with respect to the Confidential Information of the other party:

     (a) Only those of its employees and contractors who need to receive the other party's Confidential Information in order to carry out the purposes of this Agreement shall have access to such Confidential Information, and such access shall be limited to only so much of such Confidential Information as is necessary for the particular employee or contractor to perform his or her proper functions. All employees and contractors who have access to Confidential Information of the other party shall be under written obligation to (i) hold in confidence and not disclose the Confidential Information made available to them except as authorized by the party employing or retaining them in a manner consistent with this Article 5; (ii) use such Confidential Information only in the course of performing their duties; and (iii) assign to the party hereto employing or retaining them all rights to inventions or improvements in any way derived from or relating to the Confidential Information.

     (b) All documents, drawings, writings and other embodiments that contain Confidential Information of the other party shall be maintained in a prudent manner in a secure fashion separate and apart from other information in the party's possession and shall be removed therefrom only as necessary to carry out the purposes of this Agreement.

     (c) All documents, drawings, writings and other embodiments of Confidential Information the possession, security or safekeeping of which are subject to governmental regulations shall be kept in accordance with such regulations.

In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes that contain Confidential Information, or attempt any of the foregoing, without the prior written consent of the disclosing party in each instance.

5.3  Return.  All  documents,  drawings,  writings  and other  embodiments  of a party's Confidential Information, as well as those produced, created or derived from the disclosing party's Confidential Information that incorporate the disclosing party's Confidential Information, and all copies thereof, shall be returned promptly to it by the other party upon the termination of this Agreement. Such return, however, shall not terminate or affect the party's continuing obligations with respect to such Confidential Information under Section 5.2 hereof.

5.4  Exclusions. Confidential Information shall not include information that:

     (a) Was at the time of disclosure in the public domain through no fault of the party receiving it;

     (b) Becomes part of the public domain after disclosure to the party receiving it through no fault of such party;

     (c) Was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or from a third party that was at the time under an obligation of confidence of which the party receiving it was aware;

     (d) Was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware;

     (e) Is required by law, governmental regulations, court order or the rules of any relevant securities exchange to be disclosed, but only to the extent of such required disclosure; provided, however, that the party required to so disclose Confidential Information shall use its best efforts to notify the other party of such potential disclosure as soon as practicable so that such party may seek a protective order or other remedy to maintain in confidence such Confidential Information;

     (f) Was developed independently by the receiving party without the use of any Confidential Information received from the disclosing party under this Agreement; or

     (g) Was or is disclosed by the party owning it to third parties without restrictions on use or disclosure comparable to those contained herein.

ARTICLE 6.  IMPROVEMENTS

6.1 Licensor Improvements. In the event that Licensee, individually or together with Licensor, discovers, develops or creates any Licensor Improvements during the term of this Agreement, Licensee promptly shall grant and assign, on a quitclaim basis, all of its rights of ownership in such Licensor Improvements to Licensor, whether such Licensor Improvements are patentable or non-patentable, subject to any governmental approvals that may be required for such grant and assignment, it being understood that any such Licensor Improvements that are not made the subject of a patent shall constitute part of the Licensed Technology licensed to Licensee hereunder and that any such Licensor Improvements that are made the subject of a patent shall constitute one of the Licensed Patents licensed to Licensee hereunder. In the event that Licensor individually discovers, develops or creates any Licensor Improvements during the term of this Agreement that make use of, extend, are based upon or relate to the Licensed Patents or the Licensed Technology, any such Licensor Improvements that are not made the subject of a patent shall constitute part of the Licensed Technology licensed hereunder and any such Licensor Improvements that are made the subject of a patent shall constitute a Licensed Patent licensed hereunder.

6.2 Licensee Improvements. In the event that Licensor individually or together with Licensee discovers, develops or creates any Licensee Improvements during the term of this Agreement, Licensor promptly shall grant and assign, on a quitclaim basis, all of its rights of ownership in such Licensee Improvements to Licensee, whether such Licensee Improvements are patentable or non-patentable, subject to any governmental approvals that may be required for such grant and assignment.

6.3 Joint Discoveries. In the event that Licensee and Licensor jointly discover, develop or create any intellectual property, whether patentable or non-patentable, that is not an Improvement or is an Improvement not covered by Section 6.1 or 6.2 hereof, all rights and interest in and to such intellectual property shall be owned equally by Licensee and Licensor, and each party hereby grants to the other a royalty free, perpetual, irrevocable license to use and exploit any such intellectual property.

6.4 Dual Improvements. In the event Licensee and Licensor jointly discover, develop or create any intellectual property, whether patentable or non-patentable, that is or could be an Improvement under both Sections 6.1 and 6.2 hereof, all rights and interest in and to such intellectual property shall be owned equally by Licensee and Licensor, and each party hereby grants to the other a royalty free, perpetual, irrevocable license to use and exploit any such intellectual property.

6.5 Individual Discoveries. In the event that either Licensee or Licensor individually discovers, develops or creates any intellectual property, whether patentable or non-patentable, that is not an Improvement or is an Improvement not covered by Section 6.1 or 6.2 hereof, all rights and interest in and to such intellectual property shall be owned by the party discovering, developing or creating the same.

6.6 Further Assurances. The parties shall take all action legally permitted that may be necessary or appropriate to assure full compliance with the provisions of this Article 6, notwithstanding the fact that intellectual property covered by this Article 6 may be discovered, developed or created by an employee of one of the parties hereto.

ARTICLE 7.  PAYMENTS, REPORTS AND RECORDS

7.1. Payments. Except as may be otherwise provided herein, royalties under this Agreement are due and payable in U.S. dollars in immediately available New York, New York funds within 45 days after the end of each calendar quarter of each calendar year during the term of this Agreement.

7.2. Books and Records. Licensor or its agent, at Licensor's expense, may inspect Licensee's books and records pertaining to royalties under this Agreement, during ordinary business hours, but no more than once per calendar year upon 15 days' prior written notice to Licensee.

7.3. Royalty Reports. Upon the written request of Licensor, Licensee shall direct its independent certified public accountants, at Licensee's expense, to provide Licensor with a certified written royalty report (the "Royalty Report") for each of Licensee's fiscal years, or portions thereof, during the term of this Agreement within 60 days after the end of each calendar year during the term of this Agreement. Such Royalty Reports shall be prepared in accordance with the standard reporting procedures of such independent certified public accountants applied in a consistent manner. A similar Royalty Report shall be rendered within 60 days after the expiration or any termination of this Agreement.

ARTICLE 8.  TERM

The term of this Agreement shall begin on the date hereof and, unless extended or earlier terminated by written agreement of the parties or the provisions of
Article 9 hereof, shall expire (a) with respect to rights granted under any patent hereunder, upon the expiration of such patent under applicable law and
(b) with respect to the other rights granted hereunder, upon the expiration of the last to expire of the patents licensed hereunder.

ARTICLE 9.  TERMINATION

9.1 General. This Agreement may be terminated prior to the end of its ordinary term under any of the following provisions of this Article.

9.2 Breach. In the event of a material breach of this Agreement, if the defaulting party fails to cure the breach within 30 days (in the case of a breach involving non-payment of amounts payable) or 60 days (in the case of any other kind of breach) after written notice from the non-defaulting party specifying the nature of the breach and the corrective action to be taken, then the non-defaulting party may terminate this Agreement by delivering a further written notice that this Agreement is terminated. In the event of any payment default, a cure shall require the defaulting party to pay interest on the default amount at the then current prime rate as reported in the Wall Street Journal.

9.3 Bankruptcy, Etc. If one of the parties becomes bankrupt, files a petition therefor, makes a general assignment for the benefit of creditors, otherwise seeks protection under any bankruptcy or insolvency law or suffers the appointment of a receiver over its assets (the "Insolvent Party"), the other party shall have the right to terminate this Agreement upon written notice to the Insolvent Party. Notwithstanding the foregoing, such right of termination shall not apply (a) with respect to a bankruptcy petition filed against the Insolvent Party by a third party, until the passage of 120 days after such filing without dismissal of such petition and (b) for so long as the Insolvent Party continues to satisfy its obligations under this Agreement and conduct its business in the ordinary course.

9.4 Survival. Notwithstanding the termination of this Agreement under any of the provisions of this Article 9, the provisions of Section 4.3, Articles 5 and 14, and the provisions of Article 6 that pertain to the ownership of rights acquired, shall survive the termination of this Agreement.

ARTICLE 10.  FORCE MAJEURE

In the event of enforced delay in the performance by either party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including but not limited to acts of God, acts of the government, acts of the other party, fires, floods, strikes, freight embargoes, unusually severe weather or delays of subcontractors due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay, if the party seeking the benefit of this provision (a) as soon as practicable, gives the other party written notice of the delay, describes its cause and, if possible, provides an estimate of the duration of the delay and (b) uses all reasonable efforts to minimize the delay and any other effects of the Event of Force Majeure.

ARTICLE 11.  APPLICABLE LAW

This Agreement shall be interpreted in accordance with and governed by the laws of the State of Connecticut and the United States of America, as applicable to agreements to be performed wholly therein, excluding with respect to conflicts of law principles.

ARTICLE 12.  DISPUTE RESOLUTION

12.1.Informal Discussion. The parties agree to attempt in good faith to resolve any disputes arising out of or in connection with the performance, operation or interpretation of this Agreement promptly by negotiation between the authorized contacts of the parties. If a dispute should arise, the authorized contacts will meet at least once and will attempt to resolve the matter. Either authorized contact may request the other to meet within 14 days, at a mutually agreed time and place. If the matter has not been resolved within 30 days of the request for such meeting, the authorized contacts shall refer the matter to the representatives of the parties who are responsible for matters at the policy or strategic level who shall meet within 14 days of the end of such 30-day period, at a mutually agreed time and place.

12.2.Arbitration.  If a  dispute  has not been  resolved  within  30 days of the meeting described in the last sentence of Section 12.1 hereof, the dispute shall be settled by arbitration conducted under the then current Commercial Arbitration Rules of the American Arbitration Association (the
     "Association") in accordance with the terms of this Agreement. The arbitration shall be conducted at the Association's regional office located closest to Licensor's principal place of business by an arbitrator agreed upon by the parties or, if they cannot agree, by three arbitrators, one selected by each of the parties and the third selected by such two arbitrators. Judgment upon the arbitration award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute an arbitration proceeding hereunder unless at least 30 days prior thereto such party shall have given written notice to the other party of its intent to do so. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including but not limited to temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such remedies shall not be sought solely as a means to avoid or delay arbitration.

ARTICLE 13.  NOTICE

Any notices under this Agreement shall be in writing and shall be deemed delivered (a) if delivered personally, on the date of delivery (b) if sent by recognized commercial courier, on the date of scheduled delivery, (c) if sent by telecopy and promptly confirmed by first class mail, on the date of telecopy delivery, (d) if sent by registered or certified mail (postage or charges prepaid), on the third day following dispatch. Unless notice is given in accordance herewith to change the data below, any notice under this Agreement shall be addressed as follows:

If to Licensor:                                      If to Licensee:
--------------                                       --------------
NCT Group, Inc.                                      Stopnoise, Inc.
20 Ketchum St.                                       431 Route 10
Westport, CT  06880                                  Randolph, NJ  07102
Attention:  Chief Executive Officer                  Attention:  Morton Salkind
Telecopy:  203-226-3123                              Telecopy:  973-328-1335


ARTICLE 14.  INDEMNIFICATION

14.1.Breaches of this Agreement. Each of Licensor and Licensee shall indemnify, defend and hold harmless the other party, the other party's Affiliates, successors and assigns, and the officers, directors, employees and agents of all thereof (the "Indemnified Party") against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and other costs of defense) (collectively, "Losses") that the Indemnified Party may incur or for which the Indemnified Party may become liable on account of any suit, claim or proceeding based upon or purporting to be based upon a breach of this Agreement by the other party (the "Indemnifying Party") or its employees or agents.

14.2.Intellectual   Property.   Licensor  (as  an   Indemnifying   Party)  shall
     indemnify, defend and hold harmless Licensee, Licensee's Affiliates, successors and assigns, and the officers, directors, employees and agents of all thereof (as an Indemnified Party) against any and all Losses based on or arising out of actual or alleged infringement of any patent or trademark or any unfair trade practice resulting from the exercise or use of any right or license granted to Licensee under this Agreement; provided, however, that Licensor shall have no liability to defend or pay damages or costs to Licensee with respect to any claim of infringement based on or arising out of an implementation designed or modified by Licensee or any third party or based on or arising out of Licensee's use of the Licensed Patents or the Licensed Technology for any purpose other than the design, manufacture, use or sale of Licensed Products pursuant to this Agreement.

14.3.Procedures.  The Indemnified  Party shall promptly advise the  Indemnifying
     Party of any such suit, claim or proceeding and shall cooperate with the Indemnifying Party in the defense of such suit, claim or proceeding. No settlement of such a suit, claim or proceeding shall be made without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. In any event, the Indemnified Party shall furnish to the Indemnifying Party such information relating to such suit, claim or proceeding as the Indemnifying Party shall reasonably request for use in defending the same.

ARTICLE 15.  WARRANTIES AND DISCLAIMER

15.1.Validity and Non-Infringement. To the best of Licensor's knowledge and belief, as of the date of this Agreement the Licensed Patents are valid and do not infringe any other patent issued prior to the date hereof.

15.2.Enforcement.   Throughout  the  term  of  this  Agreement,  Licensor  shall maintain in force the Licensed Patents. In this connection, Licensor shall promptly pay all costs of continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the Licensed Patents, including but not limited to the costs of attorneys, experts or other professionals engaged in connection with any of the foregoing. In addition, Licensor shall actively protect the Licensed Patents and shall institute such suits, actions or proceedings for infringement of the Licensed Patents as may be necessary in this regard; provided, however, that no suit, action or proceeding need be brought by Licensor unless Licensor shall have received the advice of counsel that success on the merits is reasonably certain. In the event Licensor fails to commence an enforcement action or otherwise protect the Licensed Patents as aforesaid after notice of possible infringement from Licensee, Licensee shall be entitled by itself, at its own expense, to institute proceedings in the name of and with the cooperation of Licensor to restrain such infringement. Where Licensee proceeds alone and achieves an award from the official enforcement forum in an action brought by it, Licensee shall be entitled to retain such award. However, any compromise of such enforcement action or concession of invalidity or priority of invention of any patent, whether in connection with an enforcement action or any other proceeding, shall require Licensor's participation and prior written consent. If Licensor has elected to participate and share in the expense of any such enforcement action, any award shall be shared equally by Licensor and Licensee.

15.3.DISCLAIMER.  EXCEPT AS SPECIFICALLY  SET FORTH IN THIS AGREEMENT,  LICENSOR
     HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE LICENSED PATENTS, THE LICENSED TECHNOLOGY OR THE LICENSED PRODUCTS, OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER. LICENSOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED. LICENSOR DISCLAIMS ALL LIABILITY FOR ANY LOSS OR DAMAGE RESULTING, DIRECTLY OR INDIRECTLY, FROM THE USE OF THE LICENSED PATENTS, THE LICENSED TECHNOLOGY AND THE LICENSED PRODUCTS, OTHER THAN THOSE ARISING FROM CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS DISCLAIMER EMBRACES CONSEQUENTIAL, INCIDENTAL AND PUNITIVE DAMAGES, LOSS OF PROFITS OR GOOD WILL, EXPENSES FOR DOWNTIME OR FOR MAKING UP DOWNTIME, DAMAGES FOR WHICH LICENSEE MAY BE LIABLE TO OTHER PERSONS, DAMAGES TO PROPERTY AND INJURY TO OR DEATH OF ANY PERSONS.

ARTICLE 16.   SUPPORT SERVICES

Licensor shall provide Licensee with engineering, maintenance and sales support with respect to Licensed Products to be sold, leased, distributed or otherwise transferred by Licensee under this Agreement to the extent and at the rates set forth in Schedule 16 hereto.

ARTICLE 17.   MISCELLANEOUS

17.1.Authority. Each party hereto represents and warrants to the other party that it has the right, power and authority to enter into and perform this Agreement and that such execution and performance will not breach or conflict with any agreement or governmental or judicial order by which it or its assets are bound.

17.2.Announcements. Except for disclosures required by law, including required filings with the Securities and Exchange Commission, neither party shall use the other party's name or disclose the terms of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon the execution of this Agreement, either party may issue a press release in such party's customary format reporting the execution of this Agreement and its general subject matter if such party has received the other party's prior written consent thereto, which consent shall not be unreasonably withheld.

17.3.Taxes.   Licensee  shall  be  solely   responsible  for  any  sales,   use,
     occupational or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in connection with the manufacture, sale, lease, distribution, use or other disposition by Licensee of Licensed Products or of any other rights granted to Licensee hereunder. Other taxes, including income taxes based on royalties and other payments to Licensor, shall be the responsibility of Licensor.

17.4.Independent Contractors. Each party hereto is an independent contractor with respect to the other party hereto and neither shall be considered the partner, employer, agent or representative of the other.

17.5.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to such subject matter.

17.6.Waivers. No waiver of any provision of this Agreement shall be binding unless in writing and executed by the party being charged. No modification, waiver or discharge of any right or claim under this Agreement shall affect the right of a party hereto to enforce any other claim or right hereunder.

17.7.Severability. If any portion of this Agreement for any reason is declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remainder of this Agreement, which shall still be in full force and effect; provided, however, that in the event a portion of this Agreement is declared invalid and the invalidity or enforceability of such portion has the effect of materially altering the obligations of any party under this Agreement, the parties will negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.

17.8.Successors and Assigns. Neither party hereto may assign this Agreement or any of its rights or obligations hereunder, except (a) as described in
     Section 2.3 hereof; (b) with the prior written consent of the other party; or (c) where the assignment is to an Affiliate of the assigning party, if the assigning party gives the other party 30 days' prior written notice of the assignment and the assignee agrees in writing to be bound by the provisions of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

17.9.Drafter. No provision of this Agreement shall be construed against either party hereto solely because such party or its agent drafted such provision.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the date first above written.

Licensor:                                      Licensee:
--------                                       --------

NCT GROUP, INC.                                STOPNOISE, INC.

By: /s/   Michael J. Parrella                 By:  /s/   Morton Salkind
-------------------------------               -----------------------------
   Name:  Michael J. Parrella                    Name:   Morton Salkind
      -------------------------                  --------------------------
   Title: C.E.O.                                 Title:  Vice President
      -------------------------                  --------------------------



                                                                 Schedule 1.3

                                  DELIVERABLES

In accordance with Section 4.2 of this Agreement, Licensor will deliver to Licensee the following Deliverables on or before the respective dates set forth below:

Deliverable:                                   Date:
-----------                                    ----

None.


                                                                 Schedule 1.6
                                LICENSED PATENTS

1.       Patents:
         -------

The patents listed below:


           Patent Number                                    Country
           -------------                                    -------

  4,489,441                                        United States
  4,654,871                                        United States
  4,566,118                                        United States
  2110504B                                         United Kingdom
  EP(BE)96684                                      Belgium
  EP(FR)96684                                      France
  P3269764.3                                       Germany
  EP(NL)96884                                      Netherlands
  8302725                                          Norway
  82/8700                                          South Africa
  EP(SE)96684                                      Sweden
  EP(CH)96684                                      Switzerland
  2147166A                                         United Kingdom
  4,589,133                                        United States
  1964147                                          Japan
  2,142,091                                        United Kingdom
  4,596,033                                        United States
  2,154,830                                        United Kingdom
  4,637,048                                        United States
  2,155,734                                        United Kingdom
  4,669,122                                        United States
  2,160,742                                        United Kingdom
  4,862,506                                        United States
  1,322,782                                        Canada
  5,097,923                                        United States
  PCT/US89/00665                                   PCT
  622158                                           Australia
  1,329,140                                        Canada
  0373188                                          EPO
  0373188                                          United Kingdom
  0373188                                          SE
  0373188                                          IT
  0373188                                          FR
  P 689 11 112.6-08                                DE
  2709743                                          Japan
  137271                                           Korea
  2009334                                          Russia
  4,977,600                                        United States
  1,296,651                                        Canada
  4,878,188                                        United States
  PCT/US89/03907                                   PCT
  628401                                           Australia
  1,329,834                                        Canada
  0396666                                          EPO
  0396666                                          FR
  689 26 039                                       DE
  0396666                                          IT
  0396666                                          SE
  0396666                                          GB
  2627807                                          Japan
  122602                                           Korea
  5,105,377                                        United States
  PCT/US91/00722                                   PCT
  650259                                           Australia
  2,076,007-9                                      Canada
  0 521 868                                        EPO
  03-504512                                        Japan
  136565                                           Korea
  5,091,953                                        United States
  PCT/US91/00756                                   PCT
  2,074,951                                        Canada
  0 515 518                                        EPO
  50 5555/91                                       Japan
  PCT/US91/02731                                   PCT
  0 580 579                                        EPO
  E 167.775                                        Austria
  691 29 664.2                                     Germany
  HK1011163                                        Hong Kong
  PCT/US92/05770                                   PCT
  2,140,152                                        Canada
  0 651 899                                        EPO
  5,563,817                                        United States
  5,311,453                                        United States
  PCT/US92/05772                                   PCT
  2,140,153                                        Canada
  0 659 288                                        EPO
  69231855                                         Germany
  5,627,746                                        United States
  PCT/US92/03025                                   PCT
  2,118,211                                        Canada
  92916056.2                                       EPO
  0 636 207                                        Austria
  69220245.5                                       Germany
  07/928,471                                       United States
  PCT/US92/07650                                   PCT
  2,142,014                                        Canada
  0 655 151                                        EPO
  506204/94                                        Japan
  PCT/US92/05229                                   PCT
  2,138,553                                        Canada
  0 694 234                                        EPO
  5,638,022                                        United States
  PCT/US92/05228                                   PCT
  2,138,552                                        Canada
  0 647 372                                        EPO
  5,469,087                                        United States
  PCT/US92/07802                                   PCT
  2,145,077                                        Canada
  0 660 958                                        EPO
  5,652,770                                        United States
  5,361,303                                        United States
  PCT/US94/03357                                   PCT
  2,159,589                                        Canada
  0695452                                          EP
  5,440,642                                        United States
  PCT/US94/09999                                   PCT
  94928558.9                                       EP
  2,170,026                                        CA
  3219770                                          JP
  PCT/US94/08393                                   PCT
  94922156.8                                       EP
  3027824                                          JP
  5,546,467                                        United States
  PCT/US95/01038                                   PCT
  2,179,619                                        CA
  0 742 941                                        EP
  69524062                                         Germany
  5,745,581                                        United States
  5,475,761                                        United States
  PCT/US95/01039                                   PCT
  2,179,620                                        CA
  0 742 971                                        EP
  69522208                                         Germany
  PCT/GB91/00265                                   PCT
  639761                                           Australia
  2076390-6                                        Canada
  91904859.5                                       EPO
  0 516 695                                        France
  691 25 601.2-08                                  Germany
  0 516 695                                        Italy
  0 516 695                                        Netherlands
  0 516 695                                        Sweden
  0 516 695                                        United Kingdom
  505505                                           Japan
  08/050,023                                       United States
  PCT/GB91/01850                                   PCT
  660291                                           Australia
  2,095,038                                        Canada
  0 555 248                                        EPO
  0 555 248                                        Austria
  0 555 248                                        Belgium
  0 555 248                                        Denmark
  0 555 248                                        France
  0 555 248                                        Germany
  69129413.5                                       Greece
  0 555 248                                        Italy
  0 555 248                                        Luxembourg
  0 555 248                                        Netherlands
  0 555 248                                        Spain
  0 555 248                                        Sweden
  0 555 248                                        Switzerland
  0 555 248                                        United Kingdom
  516924/91                                        Japan
  4,715,559                                        United States
  2230920                                          United Kingdom
  2049332-1                                        Canada
  5,365,594                                        United States
  PCT/GB90/00617                                   PCT
  635266                                           Australia
  0470153                                          EPC
  0470153 (FR)                                     France
  0470153 (DE)                                     Germany
  0470153 (IT)                                     Italy
  0470153 (SP)                                     Spain
  0470153 (SE)                                     Sweden
  5,133,017                                        United States
  PCT/US91/01395                                   PCT
  0 533 680                                        EPC
  PCT/GB92/01399                                   PCT
  665565                                           Australia
  2114529                                          Canada
  5-503383                                         Japan
  231938                                           Korea
  5,638,454                                        United States
  0 596 971                                        EPC
  69223147.1                                       Germany
  PCT/GB92/00642                                   PCT
  664988                                           Australia
  2107663                                          Canada
  4-507711                                         Japan
  0255030                                          Korea
  5,434,925                                        United States
  0 579 667                                        EPC
  PCT/US93/03354                                   PCT
  08/082,402                                       United States
  PCT/US94/07027                                   PCT
  0 705 472                                        EPC
  99203047.8                                       EP
  6,118,878                                        United States
  09/595,558                                       United States
  5,416,845                                        United States
  (FWC of 08/054,935
  PCT/US94/04821                                   PCT
  0 724 415                                        EP
  2,160,672                                        CA
  2,001,199-8                                      Canada



2.       Patents Pending Under Filed Applications:
         ----------------------------------------

None.



3.       Disclosures for Which Patent Applications are to be Filed:
         ---------------------------------------------------------

None.


                                                                 Schedule 1.8
                               LICENSED TECHNOLOGY

1. The unpatented technology contained in the patent applications filed or to be filed and listed on Schedule 1.6 to this Agreement.

2. The unpatented technology in Licensor's possession that Licensor is free to disclose and that supports, amplifies, explains or enables the design or manufacture of products embodying any of the claims of the Licensed Patents.

3.   The unpatented technology contained in the Deliverables.

4. The technology contained in the expired or abandoned patents and patent applications listed below:


  Patent or Patent Application Number                    Country
  -----------------------------------                    -------

  4,122,303                                        United States
  1555760                                          United Kingdom
  501 428                                          Australia
  853039                                           Belgium
  7710193                                          France
  2712534                                          Germany
  148465                                           Norway
  211/81                                           Singapore
  77/1689                                          South Africa
  4,153,815                                        United States
  1577322                                          United Kingdom
  507 688                                          Australia
  854547                                           Belgium
  2351466                                          France
  P2721745.5                                       Germany
  147851                                           Norway
  210/81                                           Singapore
  447937                                           Sweden
  4,417,098                                        United States
  EP(UK)34592                                      United Kingdom
  537227                                           Australia
  EP(FR)34592                                      France
  P3066842.9                                       Germany
  2012840                                          Japan
  EP(NL)346592                                     Netherlands
  151684                                           Norway
  81/0990                                          South Africa
  EP(SE)34592                                      Sweden
  EP(CH)34592                                      Switzerland
  2077988B                                         United Kingdom
  542511                                           Australia
  E40613                                           Austria
  EP(FR)40613                                      France
  P3071417.1                                       Germany
  EP(NL)40613                                      Netherlands
  153074                                           Norway
  EP(SE)40613                                      Sweden
  EP(CH)40613                                      Switzerland
  2104754B                                         United Kingdom
  550700                                           Australia
  E17410                                           Austria
  EP(FR)81516                                      France
  P3268382.0                                       Germany
  EP(NL)81516                                      Netherlands
  157478                                           Norway
  82/4145                                          South Africa
  EP(SE)81516                                      Sweden
  EP(CH)81516                                      Switzerland
  4,527,282                                        United States
  2105948B                                         United Kingdom
  552558                                           Australia
  E13953                                           Austria
  EP(BE)85691                                      Belgium
  EP(FR)85691                                      France
  P3264276.8                                       Germany
  EP(LU)85691                                      Luxembourg
  EP(NL)85691                                      Netherlands
  158392                                           Norway
  82/5676                                          South Africa
  EP(SE)85691                                      Sweden
  EP(CH)85691                                      Switzerland
  4,423,289                                        United States
  1484903                                          Japan
  2054999                                          United Kingdom
  4,480,333                                        United States
  2097629                                          United Kingdom
  4,171,465                                        United States
  1,548,362                                        United Kingdom
  4,044,203                                        United States
  7,341,862                                        France
  80/469                                           Hong Kong
  80/116                                           Singapore
  1,456,018                                        United Kingdom
  2009334                                          Ukraine
  2,108,696                                        Canada
  518527/91                                        Japan
  08/133,119                                       United States
  08/422,403                                       United States
  PCT/US93/06633                                   PCT
  08/318,629                                       United States
  08/065,420                                       United Stated
  PCT/US94/05640                                   PCT
  08/104,754                                       United States
  PCT/US95/02704                                   PCT
  08/187,022                                       United States
  520165/95                                        JP
  07/920,494                                       United States
  2,088,951B                                       United Kingdom
  4,473,906                                        United States
  1667325                                          Japan
  1,161,766                                        Canada
  3144052                                          Germany
  506649/90                                        Japan
  20440115-0                                       Canada
  9116433.5                                        United Kingdom
  9107416.1                                        United Kingdom
  07/866,918                                       United States
  93909299.5                                       EPC
  2,117,803                                        Canada
  503060/95                                        JP
  524609/94                                        JP




                                                                 Schedule 16

                                SUPPORT SERVICES

In connection with this License Agreement, Licensor shall provide Licensee with engineering, maintenance and sales support services, subject to personnel availability, at the rates set forth below. Rates are subject to change upon reasonable prior notice. Out-of-pocket, travel and materials expenses are additional and will be billed and paid at cost.


Personnel:                            Hourly Rate:
---------                             -----------
Technician/Draftsman                  Licensor's  then-standard rate(s) therefor

Junior Engineer                       Licensor's  then-standard rate(s) therefor

Engineer                              Licensor's  then-standard rate(s) therefor

Senior Engineer                       Licensor's  then-standard rate(s) therefor

Manager                               Licensor's  then-standard rate(s) therefor